UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007 (February 1, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 1, 2007, Behringer Harvard TCU, LLC and Behringer Harvard UVA, LLC (collectively “Lenders”), two wholly-owned subsidiaries of Behringer Harvard Opportunity OP I, LP, entered into separate mezzanine loan agreements to provide financing for a 644-bed student housing apartment project on the Texas Christian University campus in Fort Worth, Texas (“GrandMarc at Westberry Place”) and a 649-bed student housing apartment project on the University of Virginia campus in Charlottesville, Virginia (“GrandMarc at the Corner”), respectively.  Behringer Harvard Opportunity OP I, LP is the operating partnership of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”).

The mezzanine loans were made to subsidiaries of Brookfield Real Estate Opportunity Fund and Phoenix Property Company (collectively “Borrowers”), both unaffiliated third parties.  The aggregate principal amount of the mezzanine loans is approximately $14.2 million and accrues interest at 10% per annum.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, February 25, 2008.  However, Borrowers shall be required to prepay the mezzanine loans upon certain events occurring including, but not limited to, the closing of the transactions contemplated in the contribution agreements as discussed below.

GrandMarc at Westberry Place collateralizes a mortgage loan from Wachovia Bank for approximately $38.3 million.  GrandMarc at the Corner collateralizes a mortgage loan from Keybank National Association for approximately $29.9 million.  The mezzanine loans are secured by Borrowers’ 100% equity ownership interests in the entities that hold the leasehold interests in GrandMarc at Westberry Place and GrandMarc at the Corner.

The mezzanine loan agreements, the related mezzanine promissory notes, and the mezzanine pledge and security agreements have been filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K and are incorporated into this Item 1.01 disclosure by reference.

In addition, Lenders have entered into contribution agreements whereby they will acquire 50% ownership interests in newly formed joint ventures with Borrowers for a total contribution of approximately $14.2 million.  In exchange for the remaining 50% ownership interests, Borrowers will cause the leasehold interests in GrandMarc at Westberry Place and GrandMarc at the Corner to be transferred to the new joint ventures.  In accordance with the contribution agreements, the joint ventures will be formed upon the later of 30 days after each project’s completion or August 15, 2007.  The contribution agreements have been filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated into this Item 1.01 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: February 7, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Mezzanine Loan Agreement by and among BREOF TCU GP LLC, BREOF TCU LLC, Phoenix Berry Street Limited Partnership and Phoenix G.P. XVIII, Inc. as Borrowers and Behringer Harvard TCU, LLC as Lender

10.2	Mezzanine Loan Agreement by and among BREOF UVA GP LLC, BREOF UVA LLC, PPC-UVA 15th Street Limited Partnership and PPC Charlottesville GP, Inc. as Borrowers and Behringer Harvard UVA, LLC as Lender

10.3	Mezzanine Promissory Note made between BREOF TCU GP LLC, BREOF TCU LLC, Phoenix Berry Street Limited Partnership and Phoenix G.P. XVIII, Inc. and Behringer Harvard TCU, LLC

10.4	Mezzanine Promissory Note made between BREOF UVA GP LLC, BREOF UVA LLC, PPC-UVA 15th Street Limited Partnership and PPC Charlottesville GP, Inc. and Behringer Harvard UVA, LLC

10.5	Mezzanine Pledge and Security Agreement made by BREOF TCU GP LLC, BREOF TCU LLC, Phoenix Berry Street Limited Partnership and Phoenix G.P. XVIII, Inc. and Behringer Harvard TCU, LLC

10.6	Mezzanine Pledge and Security Agreement made by BREOF UVA GP LLC, BREOF UVA LLC, PPC-UVA 15th Street Limited Partnership and PPC Charlottesville GP, Inc. and Behringer Harvard UVA, LLC

10.7	Contribution Agreement made by and among BREOF TCU GP LLC, BREOF TCU LLC, Phoenix Berry Street Limited Partnership and Phoenix G.P. XVIII, Inc. and Behringer Harvard TCU, LLC

10.8	Contribution Agreement made by and among BREOF UVA GP LLC, BREOF UVA LLC, PPC-UVA 15th Street Limited Partnership and PPC Charlottesville GP, Inc. and Behringer Harvard UVA, LLC